                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              St. Joe Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [ST. JOE CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

     The annual meeting of the shareholders of St. Joe Corporation will be held on Tuesday, May 12, 1998, at 10:30 a.m. Eastern Daylight Savings Time, at the Davis Gallery in the Times-Union Center for the Performing Arts, 300 West Water Street, Jacksonville, Florida.

     The meeting will consider the following business which is described in the accompanying Proxy Statement:

          1. Election of a Board of nine Directors to hold office until their successors are elected and qualified. The nominees intended to be presented by the Board of Directors for election are described in the accompanying Proxy Statement.

          2. Consideration of management's proposal to adopt the 1998 Stock Incentive Plan which is described in the accompanying Proxy Statement.

          3. Consideration of management's proposal to amend and restate the Articles of Incorporation of the Company. The full text of the proposed Amended and Restated Articles of Incorporation, together with an explanation of the proposed amendments, is included in the accompanying Proxy Statement.

          4. Ratification of KPMG Peat Marwick, LLP, as the Company's independent accountants for the 1998 fiscal year.

          5. Such other business as may properly come before the meeting or any continuance of the meeting.

     The Board of Directors has fixed the close of business on March 31, 1998, as the record date for determining those shareholders who will be entitled to vote at the meeting.

     All shareholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. The holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.

     The attached Proxy Statement contains important information regarding the matters to be acted upon at the Annual Meeting.

     The Annual Report containing financial data and a summary of operations for 1997 is enclosed.

     By order of the Board of Directors.

                                          ROBERT M. RHODES SIG
                                          Robert M. Rhodes

Dated: April 11, 1998

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                              ST. JOE CORPORATION
                             1650 PRUDENTIAL DRIVE
                             JACKSONVILLE, FL 32207

                                PROXY STATEMENT

                             ---------------------

                     SOLICITATION AND REVOCATION OF PROXIES

GENERAL

     THIS PROXY is being mailed or otherwise furnished to stockholders on or about April 11, 1998, in connection with the solicitation by the Board of Directors of St. Joe Corporation ( "St. Joe or the "Company"), a Florida corporation, of proxies to be voted at the 1998 Annual Meeting of Shareholders of the Company to be held on May 12, 1998, and at any continuation thereof (the "Annual Meeting"). Only shareholders of record on March 31, 1998 will be entitled to vote at the meeting. On March 31, 1998, the Company had ninety-one million six hundred ninety seven thousand eight hundred eleven (91,697,811) shares of Common Stock issued and outstanding.

     The address of the Company is 1650 Prudential Drive, Jacksonville, Florida 32207, and the telephone number is (904) 396-6600.

SOLICITATION

     The enclosed proxy is being solicited by order of the Board of Directors of the Company for use in connection with the Annual Meeting of the Company's Shareholders to be held May 12, 1998. The expense of printing and mailing this Proxy Statement will be borne by the Company. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expenses of forwarding proxy materials to the beneficial owners of shares held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors personally, by mail, by telephone, or by telecopy, but it is estimated that the expense of any such solicitation will be nominal, and that no compensation will be paid specifically for such solicitation.

     It is the Company's policy that all proxies, ballots, and voting tabulations that identify shareholders be kept confidential, except where disclosure may be required by applicable law, where shareholders write comments on their proxy cards, and in limited circumstances, such as a proxy contest or other solicitation of proxies.

REVOCABILITY OF PROXIES

     Your proxy may be revoked at any time prior to its being voted by written notice to the Secretary of the Company or by attendance and voting in person at the Annual Meeting by ballot. If your proxy is properly signed and you do not revoke it, your shares will be voted at the Meeting in accordance with your instructions. If no instructions are given, your proxy will be voted in favor of management's proposals.

VOTING

     Each share of Common Stock outstanding on the record date is entitled to one vote. The approval of Proposal 1, 2 and 3 shall require the affirmative vote of the majority of shares present, in person or by proxy, at the Annual Meeting. The approval of Proposal 3 shall require the affirmative vote of the majority of shares issued and outstanding on the record date for such approval. The required quorum is the majority of shares issued and outstanding on the record date. First Union National Bank, N.A., the Company's transfer agent, will tabulate the votes.

     At the 1997 Annual Meeting, 92.77% of the outstanding shares of Company's Common Stock were present.

             GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     The Board of Directors ("Board") directs the management of the business and affairs of the Company. The Board holds one regular meeting following the Annual Shareholders' meeting and three scheduled quarterly meetings. During 1997, the Board held 10 meetings; one annual, three quarterly, and six special. To assist it in carrying out its duties, the Board has authority to appoint committees. Under that authority, the Board, during 1997, had four standing committees. All members of the Board of Directors attended at least seventy-five percent (75%) of the total number of Board Meetings and meetings held by committees on which each served.

     The Audit Committee includes Walter L. Revell, Chairman, Russell B. Newton, Jr., Winfred L. Thornton and Carl F. Zellers, Jr. The Audit Committee retains public accountants to audit the Company's financial records, supervises such audits, oversees the preparation of the Company's financial reports, and ensures proper public disclosure of the Company's financial results. The Audit Committee met four times in 1997.

     The Compensation Committee includes John D. Uible, Chairman, John J. Quindlen and Frank S. Shaw, Jr. The Compensation Committee recommends, subject to full Board approval, compensation and benefits for the Chairman and Chief Executive Officer, together with senior managers who report directly to the Chairman and Chief Executive Officer, grants stock options and/or other awards of the Company's stock pursuant to properly adopted Stock Incentive Plans, approves annual bonus and merit plans for officers and employees, and supervises the administration of all current employee benefit plans, together with such other plans as may be created from time-to-time. The Compensation Committee met six times during 1997.

     The Finance Committee includes John J. Quindlen, Chairman, Jacob C. Belin, Russell B. Newton, Jr., Frank S. Shaw, Jr. and John D. Uible. The Finance Committee supervises the investment policies of the Company, makes recommendations as to corporate dividends, reviews the Company's business plan, reviews proposals to buy or sell significant assets and/or organizational changes which would require public disclosure, and makes recommendations regarding the issuance of the Company's securities. The Finance Committee met five times during 1997.

     The Nominating Committee includes Peter S. Rummell, Chairman, Russell B. Newton, Jr., John J. Quindlen, Walter L. Revell, Frank S. Shaw, Jr., and John D. Uible. The committee is responsible for proposing a slate of directors for election by the shareholders at each annual meeting and for proposing candidates to fill any vacancy on the Board. The committee will consider candidates for Board membership proposed by shareholders who have complied with the procedures described below. Any shareholder wishing to recommend or nominate a candidate for director must follow such procedures. The Committee met once in 1997

     During 1996, the Board appointed Russell B. Newton, Jr., Chairman, John J. Quindlen, Walter L. Revell, Frank S. Shaw, Jr., and John D. Uible to serve on a Special Committee. The purpose of this Special Committee was to evaluate a possible transaction with Florida East Coast Industries, Inc. ("FECI"). On December 15, 1997, this Committee was dissolved.

     Compensation of Directors. The Board of Directors has the authority to fix the compensation of directors. During 1997, directors were paid an annual retainer of $25,000.00 and a board or committee meeting fee of $1,250.00. In addition to the standard fees, directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and Committee Meetings.

                                 PROPOSAL NO. 1

ELECTION OF DIRECTORS

     At the Annual Meeting, nine Directors of the Company are to be elected to serve until the next annual election and until their successors are duly elected and qualified. All of the nominees have served as directors since the last Annual Meeting, except for Michael L. Ainslie, who will stand for election as a director for the first time at this year's Annual Meeting.

     If a shareholder entitled to vote for the election of directors at a meeting wishes to propose a candidate for consideration by the Nominating Committee as a possible nominee for management's proposed slate of directors, or such shareholder wishes to make a director nomination at a shareholder meeting, the shareholder must give written notice of his or her intent to make a nomination, either by personal delivery or by United States mail, postage prepaid, to Robert M. Rhodes, Secretary, The St. Joe Company, 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207, not later than: (i) with respect to the election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) such other information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission") if such nominee was nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Company if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, or the provisions set forth in the Section of the Company's 1997 Proxy Statement entitled "Shareholders Proposals".

NOMINEES

     The nine persons named below are the nominees for election as directors. The enclosed proxy will be voted for the election of these directors unless otherwise indicated by the shareholder. On the following pages there is information on the nine nominees for director, stating, among other things, their name, age and a brief description of their business experience.

     The Board knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should, for any reason, be unable to serve, the shares represented by all valid proxies would be voted for the election of such other persons as the Board of Directors may designate, or the Board may reduce the number of directors to eliminate the vacancy.

MICHAEL L. AINSLIE
New Nominee                                                          Age 55

     Mr. Ainslie has been Chairman of Ainslie Ventures, Inc. in Palm Beach, Florida since 1994. From 1984 to 1994 Mr. Ainslie was President and Chief Executive Officer and a Director of Sotheby's Holdings. Mr. Ainslie served as President and CEO of the National Trust for Historic Preservation in Washington D.C. from 1980 to 1984. From 1968 to 1980 Mr. Ainslie held various management positions with N-Ren Corporation in Cincinnati, Ohio; Palmas Del Mar in Puerto Rico; and McKinsey and Company in New York. Mr. Ainslie is a director of Lehman Brothers Holdings, Inc.; the U.S. Tennis Association; The New York Landmarks Conservancy; Executive Committees of Vanderbilt University; the International Tennis Hall of Fame; and Chairman of The Posse Foundation.

JACOB C. BELIN                                               Director since 1953
                                                                     Age 83

     Mr. Belin was President of the Company from 1968 to 1984, and Chairman of the Board and Chief Executive Officer from 1982 to June 1991. He is a director of the Company and has served as such since 1953. Mr. Belin also serves as a member of the Board of Directors of the Nemours Foundation, as a Trustee of the Alfred I. duPont Testamentary Trust and as a director of FECI. (See "Voting Securities and Principal Holders Thereof.").

RUSSELL B. NEWTON, JR.                                       Director since 1994
                                                                     Age 73

     Mr. Newton is a Chairman of Timucuan Asset Management Company, which is involved in investment portfolio management. Mr. Newton is also a director of East Coast Oil Company and Alliance Mortgage Company, as well as other smaller, closely-held companies. Since 1981, Mr. Newton has been an investor in oil, marketing, shipping, public utilities, construction,, direct mail solicitation and cable television. From 1975 to 1981, Mr. Newton was principal owner and Chairman of Kern County Refineries, Inc. From 1968 to 1975, Mr. Newton was President of Charter Oil Company. Mr. Newton spent his early employment years with Booz, Allen & Hamilton, Management Consultants and as President of Southern Stores, Inc.

JOHN J. QUINDLEN                                             Director since 1995
                                                                     Age 65

     Mr. Quindlen retired as Senior Vice President and Chief Financial Officer of E. I. duPont de Nemours & Company in 1993 ("duPont"). Mr. Quindlen worked for duPont from 1954 until his retirement, except for three years as a naval Supply Officer. Mr. Quindlen is a trustee of the Rodney Square Funds and the Kalmar Pool Investment Trust. Mr. Quindlen is a member of the Finance Council of the Archdiocese of Philadelphia and the President of its Board of Education.

WALTER L. REVELL                                             Director since 1994
                                                                     Age 63

     Mr. Revell is presently Chairman of the Board and CEO of H. J. Ross Associates, Inc., a consulting engineering, architectural and planning firm in Coral Gables, Florida, and Chairman of the Board and CEO of Revell Investments International, Inc. and Infinity Technologies, Inc. Mr. Revell was President, CEO and Director of Post, Buckley, Schuh & Jernigan, Inc. until 1983 after serving as Secretary of Transportation for the State of Florida from 1972 to 1975. Mr. Revell is also a director of Dycom Industries, Inc., RISCORP, Inc. and other closely-held companies, and is Chairman of the Greater Miami Foreign Trade Zone, Inc.

PETER S. RUMMELL                                             Director since 1997
                                                                     Age 52

     Mr. Rummell was appointed Chairman and CEO of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company, most recently as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell also served as President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

FRANK S. SHAW, JR.                                      Director since 1995
                                                                     Age 66

     Mr. Shaw is President of Shaw Securities, Inc., a financial services company, and of Cherry Bluff, Inc., a northern Florida development firm based in Tallahassee, Florida. Mr. Shaw also serves on the Board of Directors of First South Bank, Regional Financial Company, The Southern Scholarship Foundation, Maclay School Foundation, Leon County Library Foundation and the James Madison Institute.

WINFRED L. THORNTON                                     Director since 1968
                                                                     Age 69

     Mr. Thornton was Chairman of the Board and CEO from June 1991 to January 1997, and was President and Chief Operating Officer of the Company from 1984 to June 1991. Mr. Thornton also serves as a member of the Board of Directors of the Nemours Foundation, a Trustee of the Alfred I. duPont Testamentary Trust, and a director of FECI. (See the Section entitled "Voting Securities and Principal Holders Thereof").

JOHN D. UIBLE                                           Director since 1994
                                                                     Age 62

     Since 1990, Mr. Uible has been an investor and Director of First Union Corporation. Mr. Uible was Chairman of the Board and CEO of Florida National Bank from 1982 to 1990, when it was acquired by First Union Corporation. From 1976 to 1982, Mr. Uible was Chairman of the Board and CEO of Jacksonville National Bank of Florida, Inc. Mr. Uible was employed by the Charter Company from 1958 to 1976.

     RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE SLATE OF NOMINEES.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors of the Company has designated March 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 31, 1998, the Company had one hundred eighty million (180,000,000) authorized and ninety one million six hundred ninety seven thousand eight hundred eleven (91,697,811) shares outstanding of Common Stock, no par value, which is its only voting security. The following table sets forth information as of March 31, 1998 with respect to persons known by the Company to be the beneficial owners of more than five percent (5%) of its outstanding common stock and for each director and each Executive Officer named in the Summary Compensation Table and for all directors and executive officers as a group as of March 31, 1998. Under Rules of the Securities and Exchange Commission, "beneficial ownership" is deemed to include shares for which the individual, directly or indirectly, has or shares voting and/or dispositive power.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                                 PERCENT OF
NAME AND ADDRESS                                              NUMBER OF SHARES    CLASS(1)
----------------                                              ----------------   ----------
Alfred I. duPont Testamentary Trust(2)(3)...................     51,967,979         56.7
  P. O. Box 1380
  Jacksonville, FL 32201
Franklin Resources Inc.(4)..................................      5,519,325          6.0
  Charles B. Johnson
  Rupert H. Johnson
  777 Mariners Island Blvd.
  San Mateo, CA 94404
Peter S. Rummell............................................      1,010,565(5)       1.1
Charles A. Ledsinger........................................                           *
Robert M. Rhodes............................................         33,696(6)         *
J. Malcolm Jones, Jr........................................         17,593(7)         *
Michael F. Bayer............................................         16,848(8)         *
Jacob C. Belin..............................................     51,967,979(2)(3)   56.7
Russell B. Newton, Jr.......................................          6,000            *
John J. Quindlen............................................            600            *
Walter L. Revell............................................          1,000            *
Frank S. Shaw, Jr...........................................          2,000            *
Winfred L. Thornton.........................................     51,967,979(2)(3)   56.7
John D. Uible...............................................         15,270            *
Directors and Officers as a group...........................     53,105,372(9)      57.9

---------------

(1) All percentages are rounded to the nearest tenth of one percent.
(2) The Trust owns 49,643,292 shares in its name. Under the provisions of the Will creating the Trust, the Trustees of the Trust having the power to vote the shares of stock specified above are J. C. Belin, Herbert Peyton, John Porter, W. T. Thompson, III, W. L. Thornton and Hugh M. Durden on behalf of Wachovia Bank, N.A., a subsidiary of Wachovia Corporation, as corporate trustee. A majority of the Trustees have the right to vote all the stock of the Company owned by the Trust. The Nemours Foundation owns 2,232,408 in its name. The Trustees constitute the entire Board of Directors of The Nemours Foundation and, therefore, have sole voting and sole dispositive power over these shares.
(3) Includes 27,765 shares owned by Mr. Belin, 58,450 owned by Mr. Thompson and 6,064 owned by Mr. Thornton (including those held in the Company's 401(k) plan).
(4) According to a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1997, the above shares are beneficially owned by one or more open or closed end investment companies or other managed accounts which are advised by direct and indirect advisory subsidiaries (the "Advisory Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Advisory Subsidiaries all voting and investment power over the securities owned by such advisory clients. Therefore, such Advisory Subsidies may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities listed above.
    Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI and it subsidiaries. FRI, the Principal Shareholders and each of the Advisor Subsidiaries has disclaimed any economic interest or beneficial ownership in any of the above shares.
    According to the Schedule 13G, Templeton Global Advisors Limited has the sole power to vote or to direct the vote and the sole power to dispose or direct the disposition of 3,436,500 shares and Franklin Mutual Advisors, Inc. has the sole power to vote or to direct the vote and the sole power to dispose or direct the disposition of 2,082,825 shares of the Company's stock.
(5) Includes 201,861 restricted shares of common stock granted to Mr. Rummell under the 1997 Stock Incentive Plan. In addition, 808,704 of his 4,043,520 options under the 1997 Stock Incentive Plan vested on January 8, 1998.
(6) Represents 33,696 of Mr. Rhodes' options under the 1997 Stock Incentive Plan that vested on March 3, 1998.
(7) Includes 745 shares held in the Company's 401(K) plan and 16,848 options under the 1997 Stock Incentive Plan that vested on February 25, 1998.
(8) Represents 16,848 of Mr. Bayer's options under the 1997 Stock Incentive Plan that vested on February 25, 1998.
(9) Includes 33,821 shares held in the Company's 401(K) plan for which the Trustee has sole voting power and the participants have sole dispositive power. The Trustee of the plan is Merrill Lynch.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Certain officers and directors have not timely complied with Section 16(a) filing requirements. The following late filings have been submitted: Mr. Bayer -- Form 3 with respect to his initial appointment as an officer of the Company and Form 5 with respect to the grant of a stock option; Mr. David D. Fitch, Senior Vice President -- Form 3 with respect to his initial appointment as an officer of the Company and with respect to the grant of a stock option; Mr. Jones -- Form 5 with respect to the grant of a stock option; Mr. Ledsinger -- Form 3 with respect to his initial appointment as an officer of the Company and Form 5 with respect to the grant of a stock option; Mr. Newton -- Form 3 with respect to his initial election as a Director of the Company; Mr. Rhodes -- Form 3 with respect to his initial appointment as an officer of the Company and Form 5 with respect to the grant of a stock option; Mr. Rummell -- Form 3 with respect to his initial appointment as an officer of the Company and Form 5 with respect to the grant of a stock option; and Mr. Uible -- Form 3 with respect to his initial election as a Director of the Company.

     The Company believes all officers and directors are now in compliance with
Section 16(a) filing requirements. The Company has implemented policies and procedures to assist its officers and directors in complying with Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation of the Company's executive officers for the past three (3) years.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                                    --------------------------   --------------------------------------
                                                                                         AWARDS
                                                                                 -----------------------
                       (A)                          (B)      (C)        (D)         (E)          (F)           (G)
--------------------------------------------------  ----   --------   --------   ----------   ----------   ------------
                                                                                 RESTRICTED   SECURITIES
                                                                                   STOCK      UNDERLYING    ALL OTHER
                                                                                  AWARD(S)     OPTIONS     COMPENSATION
NAME                                                YEAR    SALARY     BONUS       ($)(1)       (#)(2)         (3)
----                                                ----   --------   --------   ----------   ----------   ------------
Peter S. Rummell..................................  1997   $591,538   $300,000   3,863,620    4,043,520      413,022
  Chairman of the Board and Chief.................  1996        N/A        N/A         N/A          N/A          N/A
  Executive Officer...............................  1995        N/A        N/A         N/A          N/A          N/A
Winfred L. Thornton(4)............................  1997      3,854        N/A         N/A          N/A          N/A
  Retired Chairman of the Board and Chief.........  1996    181,200     30,000         N/A          N/A        3,975
  Executive Officer...............................  1995    181,800     20,000         N/A          N/A        3,810
Charles A. Ledsinger, Jr..........................  1997    356,089(5)  210,000        N/A      240,000      232,889
  President and Chief.............................  1996        N/A        N/A         N/A          N/A          N/A
  Operating Officer...............................  1995        N/A        N/A         N/A          N/A          N/A
Robert M. Rhodes..................................  1997    231,167    165,000         N/A      168,480       41,325
  Senior Vice President and.......................  1996        N/A        N/A         N/A          N/A          N/A
  General Counsel.................................  1995        N/A        N/A         N/A          N/A          N/A
J. Malcolm Jones, Jr.,............................  1997    170,000     85,000         N/A       84,240        2,975
  Senior Vice President, Forestry.................  1996    147,000     15,000         N/A          N/A        2,805
  Operations......................................  1995    110,072        N/A         N/A          N/A        1,125
Michael F. Bayer..................................  1997    155,544    100,500         N/A       84,240       93,365
  Vice President, Human Resources.................  1996        N/A        N/A         N/A          N/A          N/A
  And Administration..............................  1995        N/A        N/A         N/A          N/A          N/A

---------------

(1) At December 31, 1997, Mr. Rummell held 201,861 shares of restricted stock, with an aggregate market value of $6,090,550. On March 25, 1997, Mr. Rummell received a special distribution of $3.33 per share for each share of restricted stock. On December 30, 1997, Mr. Rummell received a special distribution of $.34 per share for each share of restricted stock. Restricted share numbers have been restated to reflect a 3-for-1 split of the Company's Common Stock on January 12, 1998.
(2) Option numbers have been restated to reflect a 3-for-1 split of the Company's Common Stock on January 12, 1998. In addition, the exercise price and number of options granted to Mr. Rummell, Mr. Rhodes, Mr. Jones and Mr. Bayer have been restated, in accordance with the terms of the 1997 Stock Incentive Plan as a result of the payment of a special distribution from the net proceeds of the sale of the Company's communication segment, linerboard mill, and container plants of $3.33 per share on March 25, 1997 to shareholders of record on March 21, 1997. A final special distribution of $.34 per share was paid on December 30, 1997 to shareholders of record on December 19, 1997. The Audit Committee and the Compensation Committee determined that adjustments to options granted, as a result of the second special distribution, would not be material, thus no further adjustments were made.
(3) The amounts disclosed in this column include:
     (a) Company contributions under St. Joe's Deferred Compensation Plan in fiscal 1997 of $762.00 for Mr. Ledsinger, $1,418 for Mr. Rhodes, $2,975 for Mr. Jones, and $1,688 for Mr. Bayer.
     (b) Payment by the Company of $250 to Mr. Rummell for attendance at a Board Meeting in 1997 prior to his appointment as Chairman and Chief Executive Officer.
     (c) Payments of a relocation allowance and benefits to Mr. Rummell of $412,772, Mr. Ledsinger of $232,127, Mr. Rhodes of $39,907 and Mr. Bayer of $91,677.
(4) Mr. Thornton retired as Chairman and Chief Executive Officer, effective January 7, 1997. Mr. Thornton remains a director of the Company and is a consultant to the Company. See "Certain Transactions".
(5) Includes $125,000 paid to Mr. Ledsinger to compensate him for benefits forfeited upon resigning his position with his former employer.

                           OPTION GRANTS IN 1997 (1)

                                      PERCENT OF
                                        TOTAL
                                       OPTIONS      NUMBER OF    EXERCISE                 POTENTIAL REALIZABLE VALUE AT
                                      GRANTED TO    SECURITIES      OR                       ASSUMED ANNUAL RATES OF
                                      EMPLOYEES     UNDERLYING     BASE                            STOCK PRICE
                                      IN FISCAL      OPTIONS       PRICE     EXPIRATION   ------------------------------
NAME                                     YEAR        GRANTED      ($/SH)        DATE          5%($)           10%($)
----                                 ------------   ----------   ---------   ----------   -------------   --------------
Peter S. Rummell...................      73.4%      4,043,520     $19.14        1/8/07     $48,683,981     $123,367,795
Chairman of the Board
  and Chief Executive Officer
Charles A. Ledsinger, Jr...........       4.4         240,000      23.71        5/5/07       3,578,800        9,068,400
President and Chief
  Operating Officer
Robert M. Rhodes...................       3.1         168,480      23.00        3/3/07       2,436,782        6,175,915
Senior V.P. and General Counsel
J. Malcolm Jones, Jr...............       1.5          84,240      22.11       2/25/07       1,171,217        2,968,337
Senior V.P.
  Forestry Operations
Michael F. Bayer...................       1.5          84,240      22.11       2/25/07       1,171,217        2,968,337
V.P. -- Human
  Resources and Administration

---------------

(1) Option numbers have been restated to reflect a 3-for-1 split of the Company's Common Stock on January 12, 1998. In addition, the exercise price and number of options granted to Mr. Rummell, Mr. Rhodes, Mr. Jones and Mr. Bayer have been restated, in accordance with the terms of the 1997 Stock Incentive Plan as a result of the payment of a special distribution from the net proceeds of the sale of the Company's communication segment, linerboard mill, and container plants of $3.33 per share on March 25, 1997 to shareholders of record on March 21, 1997. A final special distribution of $.34 per share was paid on December 30, 1997 to shareholders of record on December 19, 1997. The Audit Committee and the Compensation Committee determined that adjustments to options granted, as a result of the second special distribution, would not be material, thus no further adjustments were made.

                             EMPLOYEE BENEFIT PLANS

     The Company maintains a defined benefit pension plan, and a deferred compensation plan covering substantially all salaried employees of the Company and its participating subsidiaries. Such plans as described in detail below, do not discriminate in favor of directors or executive officers in the nature or level of benefits provided to participants.

     Pension Plan. The Company maintains a defined benefit pension plan (the "Pension Plan") which covers all salaried employees of the Company and its participating subsidiaries who have attained age 21 and completed one year of service. Upon reaching normal retirement age of 65, each salaried employee with at least five years of service will be eligible to receive annual retirement benefits based on the "50% Joint and Survivors" form of payment (normal form) equal to the product 1.5% of his or her "Final Average Earnings" multiplied by the number of complete years and any monthly fraction thereof. These benefits are not reduced for social security or other benefits received by the participant. A participant may elect to receive actuarially equivalent benefits payable through the "life only", "five or ten year certain and continuous" or the "66 2/3%, 75% or 100% joint and survivor" annuity options, or any other form of payment permitted by law and agreed to by the Pension Committee. "Final Average Earnings" is defined as the greater of the participant's average annual earnings over the 60 or 120 month period immediately preceding the participant's retirement, termination, disability or death. Earnings used in the aforementioned calculation are substantially the same as those disclosed in the Summary Compensation Table. Employees who have reached age 55 with 15 years of credited service may elect to receive retirement benefits for life as set forth above, reduced by 1/2 of 1% for each month by which the early retirement date precedes the normal retirement date.

     The following table shows estimated annual benefits payable under the Pension Plan upon retirement to participants using specified average annual earnings and years of service assuming the normal form of pay out is elected.

HIGHEST FIVE-YEAR AVERAGE COMPENSATION                        15        20        25        30
--------------------------------------                      -------   -------   -------   -------
$ 100,000.................................................   22,500    30,000    37,500    45,000
   200,000................................................   45,000    60,000    75,000    90,000
   300,000................................................   67,500    90,000   112,500   135,000
   400,000................................................   90,000   120,000   150,000   180,000
   500,000................................................  112,500   150,000   187,500   225,000
   600,000................................................  135,000   180,000   225,000   270,000
   700,000................................................  157,500   210,000   262,500   315,000
   800,000................................................  180,000   290,000   300,000   360,000
   900,000................................................  202,500   270,000   337,500   405,000
 1,000,000................................................  225,000   300,000   375,000   450,000

     The years of service credited for retirement purposes as of December 31, 1997 for the individuals listed in the Summary Compensation Table are:

W. L. Thornton..............................................   37
P.S. Rummell................................................    0
C. A. Ledsinger.............................................    0
R. M. Rhodes................................................    0
J. M. Jones, Jr.............................................    0
M. F. Bayer.................................................    0

     Deferred Compensation Plan. The Company maintains a deferred compensation plan (the "401(k)") which covers all salaried employees of the Company and its participating subsidiaries who elect to have their salary reduced by up to 6% and have that money contributed into the 401(k) and invested as directed by the participant. The eight accounts available are three mutual funds and common stock of either the Company or FECI. The Company matches the employee contribution $1.00 for $1.00 for the first $500; $0.75 per $1.00 for the next $300.00, $.50 for the next $300.00; and $0.25 per $1.00 for the excess of $1,101 up to the maximum permitted employee contribution. Under certain conditions the 401(k) plan allows a participant to borrow from the fund. The funds are normally paid out in a lump sum in the case of death, termination, disability, retirement or after attainment of age 59 1/2. In 1997 the Company contributed the amounts set forth in footnote (3) in the Summary Compensation Table on behalf of the executive officers shown in that table.

     Supplemental Executive Retirement Plan. In August, 1997 the Board adopted a Supplemental Executive Retirement Plan ("SERP"). The SERP is designed to provide certain qualified executives benefits which may be lost due to limitations placed on qualified pension plans and 401(K) plans by the Internal Revenue Service. Pursuant to the Company's SERP, a qualified individual may elect to defer between 1% and 10% of his or her salary in excess of the IRS annual compensation limit ($160,000 for 1997). For every dollar the individual elects to defer the Company will contribute $.25, to a maximum of 6% of compensation in excess of the IRS annual compensation limit. The SERP also provides a supplemental retirement income benefit equal to a percentage (1.5 to 2.0%) of a qualified individual's final average compensation in excess of the IRS limit, multiplied by years of service.

                               EXECUTIVE OFFICERS

     PETER S. RUMMELL was appointed Chairman and Chief Executive Officer of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company, most recently as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell also served as President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller

Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

     CHARLES A. LEDSINGER, JR. was appointed President and Chief Operating Officer on February 24, 1998. He previously served the Company as Senior Vice President and Chief Financial Officer from May 1997. From 1990 to 1997, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of Harrah's Entertainment/The Promus Companies, where from 1988 to 1990 he served as Treasurer, from 1986 to 1988 as Vice President, Project Finance, and from 1983 to 1986 in the Embassy Suites Division. From December 1993 to April 1997, Mr. Ledsinger served as Senior Vice President and Treasurer of Harrah's Jazz Finance Company, a non-consolidated special-purpose finance subsidiary of Harrah's Entertainment created in connection with the Harrah's Jazz project, which filed for bankruptcy in November 1995. Mr. Ledsinger was employed by Holiday Inns from 1978 to 1983, where he held a variety of financial management positions. Prior to his employment at Holiday Inns, Mr. Ledsinger held various management positions in the restaurant business and was a commercial property manager for a regional property developer in Atlanta. Mr. Ledsinger is a Director of TBC Corporation, Perkins Management Company, Inc., Friendly Ice Cream Corporation and FelCor Suite Hotels, Inc.

     ROBERT M. RHODES was named Senior Vice President and General Counsel in February 1997. Prior to joining the Company, Mr. Rhodes was a partner in the law firm of Steel, Hector and Davis L.L.P., specializing in real estate and land development. From 1985 to 1988 Mr. Rhodes served as Senior Vice President and General Counsel of Arvida/Disney Corporation and Disney Development Company. Mr. Rhodes also served in Florida state government as counsel to the Speaker of the Florida House of Representatives and as Chief of the Bureau of Land and Water Management, which administers the state's growth management programs.

     J. MALCOLM JONES, JR. was named the Company's Senior Vice
President -- Forestry Operations in April 1997. From 1995 to 1997 Mr. Jones served as the Company's Vice President and Chief Financial Officer. Mr. Jones served as President of AmSouth Bank of Jacksonville in 1994 and 1995 and as President and CEO of FloridaBank from 1990 to 1994.

     MICHAEL F. BAYER was named Vice President -- Human Resources and Administration in February, 1997. From 1987 until 1995, Mr. Bayer was employed by The Walt Disney Company in a variety of executive positions in Human Resources. Most recently he was Vice President of Human Resources of Walt Disney Imagineering. Previously, Mr. Bayer served as Director -- Human Resources for the Sarasota division of the Arvida Corporation.

                   EMPLOYMENT ARRANGEMENTS OF NEW MANAGEMENT

     PETER S. RUMMELL. On January 7, 1997, the Company entered into an Employment Agreement (the "Rummell Agreement") with Peter S. Rummell, its Chairman of the Board and Chief Executive Officer. The Rummell Agreement has a five-year term but may be terminated earlier under certain circumstances. The Rummell Agreement provides for a salary of not less than $600,000 per year and a performance-based incentive bonus ranging from 0% to 100% of salary, except that the minimum bonus for the year 1997 is $250,000 and is contingent upon the timely submission to, and acceptance by, the Board of Directors, of a business plan for the Company. The Rummell Agreement also provides for the reimbursement of relocation costs and related income taxes. On December 15, 1997, the Board approved a business plan submitted by the Company's management. Mr. Rummell was paid a bonus for 1997 of $300,000 on January 9, 1998.

     Pursuant to the Rummell Agreement, the Company has granted Mr. Rummell an option to purchase 4,043,520 shares of the Company's Common Stock under the St. Joe Corporation 1997 Stock Incentive Plan. The exercise price of the options is $19.14 per share, which was equal to the closing price of the Company's Common Stock on the day preceding the execution of the Rummell Agreement (option numbers have been restated to reflect a 3-for-1 split of the Company's Common Stock on January 12, 1998). The exercise price was adjusted equitably as a result of a partial liquidation distribution to the Company's shareholders on March 25, 1997. The option becomes exercisable in equal installments on the first five anniversaries of the date of grant, but the entire option becomes exercisable in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or in the event that the Company is subject to a "change in control" (as defined below). In the event that the Company terminates Mr. Rummell's employment because of his disability, the option shall become exercisable to the extent that it would have become exercisable during the 12 months immediately following such termination had Mr. Rummell's employment continued. The option expires 10 years after the date of grant (or two years after Mr. Rummell's death, if earlier).

     Under the Rummell Agreement, the Company has also granted Mr. Rummell 201,861 restricted shares of its Common Stock under the Incentive Plan (restricted share numbers have been restated to reflect a 3-for-1 split of the Company's Common Stock on January 12, 1998). The restricted shares are intended to compensate Mr. Rummell for the value of the stock options he forfeited upon resigning his position with his former employer, based on the closing prices of the two companies' Common Stock on the day preceding the execution of the Rummell Agreement. The restricted shares vest in equal installments on the first five anniversaries of the date of grant but the entire award vests in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or disability (as defined in the Rummell Agreement), or in the event that the Company is subject to a "change in control." If Mr. Rummell's employment terminates for any other reason, he forfeits any restricted shares that have not vested.

     The Company may terminate Mr. Rummell's employment at any time for "cause" (as described in the Rummell Agreement), in which event no further compensation will be due. The Company may also terminate Mr. Rummell's employment if he has been "disabled" for more than six months, in which event no further cash compensation is due but benefit coverage continues for the remaining term of the Rummell Agreement and the option and restricted shares vest to the extent described above. Following a change in control, Mr. Rummell may resign for "good reason" (as defined in the Rummell Agreement) and receive his salary for the balance of the term of the Rummell Agreement, subject to certain restrictions. For one year following a resignation for good reason, the Rummell Agreement precludes Mr. Rummell from competing with the Company in certain respects.

     "Change in control" is defined in the Rummell Agreement to mean (i) 30% or more of the outstanding voting stock of the Company is acquired by any person or group other than the Trust and the Nemours Foundation if such person or group owns more voting stock of the Company than the Trust and the Nemours Foundation,
(ii) stockholders of the Company other than the Trust and the Nemours Foundation vote in a contested election for directors resulting in the replacement of 50% or more of the Company's directors or (iii) as a result of a merger or similar transaction the Company's stockholders own 50% or less of the surviving entity's voting securities. The Rummell Agreement provides that notwithstanding items
(i), (ii) and (iii) above, no "change in control" shall occur as long as the Trust and the Nemours Foundation combined own more than 50% of the voting stock of the Company.

     CHARLES A. LEDSINGER, JR.; ROBERT M. RHODES; MICHAEL F. BAYER; AND J. MALCOLM JONES, JR. The Company has entered into employment agreements (the "Executive Agreements") with Messrs. Ledsinger (Senior Vice President and Chief Financial Officer), Rhodes (Senior Vice President and General Counsel), Bayer (Vice President -- Human Resources and Administration) and Jones (Senior Vice President -- Forestry Operations) (each, individually, an "Executive", and collectively, the "Executives"), that are based on substantially the same form of agreement. The specific terms of each of the Executive Agreements are tailored to each of Messrs. Ledsinger, Rhodes, Bayer and Jones, while the general terms of each of the Executive Agreements are substantially similar. The Executive Agreements of Messrs. Ledsinger, Rhodes, Bayer and Jones are dated April 1997, March 3, 1997, February 1, 1997 and February 21, 1997, respectively.

     The Executive Agreements provide that each of the Executives is an "at will" employee. The Executive Agreements further provide that each Executive shall receive (i) a base salary and (ii) a performance based incentive bonus in an amount equal to between 0% and 60% of the Executive's base salary. The Executive Agreements provide that the amount of each Executive's base salary and the range of his bonus may be increased but not decreased during his period of employment with the Company. The base salaries provided in the Executive Agreements for Messrs. Ledsinger, Rhodes, Bayer and Jones are $350,000, $275,000, $167,500 and $170,000, respectively. In addition, the Executive Agreements of Messrs. Ledsinger, Rhodes and Bayer provide for the reimbursement of relocation costs and related income taxes.

     The Executive Agreements also provide that each of the Executives shall receive an option to purchase shares of the Company's Common Stock under the 1997 Stock Incentive Plan. In most cases, the exercise price of each option is equal to the closing price of the Company's Common Stock on the day preceding the date the Executive was granted such option. The exercise price of any unexercised option shall be adjusted equitably in the event that the Company makes a partial liquidation distribution to its shareholders. Each of the options becomes exercisable in equal installments on the first five anniversaries following the date of grant; provided, however, that the Executive's option shall become exercisable in its entirety in the event that the Company terminates the Executive's employment without "cause" (as defined in the respective Executive Agreements) or the Company is subject to a "change in control" ("change in control" is defined in the respective Executive Agreements as in the Rummell Agreement). Each of the options expires on the tenth anniversary following the date of grant.

     The Executive Agreements further provide that, in the event the Company terminates the employment of any of the respective Executives for any reason other than for cause or disability, such Executive will receive a severance payment ("Severance Payment") in a lump sum amount equal to a specified percentage of the Executive's base salary, plus a specified percentage of the amount of any bonus awarded to the Executive in the year prior to the termination. Each of Mr. Ledsinger's and Mr. Rhodes' Executive Agreements provides that any Severance Payment shall be in the amount of 150% of base salary, plus 50% of the prior year's bonus, while each of Mr. Bayer's and Mr. Jones' Executive Agreements provides that any Severance Payment shall be in the amount of 100% of base salary, plus 50% of the prior year's bonus. Mr. Ledsinger's, Mr. Bayer's and Mr. Jones' Executive Agreements also provide for an augmented Severance Payment in the event that the Executive's employment is terminated within 12 months following a change in control of the Company, although such provisions are superseded by their Severance Agreements to the extent that any such Severance Agreement provides for greater payments than the applicable Executive Agreement.

     Severance Agreements. The Company has entered into severance agreements containing substantially identical terms and conditions (collectively, the "Severance Agreements") with Messrs. Rummell, Ledsinger, Rhodes, Jones and Bayer, pursuant to which each such executive shall be entitled to severance benefits in the event of a "change in control" of the Company ("change of control" is defined in the Severance Agreements as in the 1997 Stock Incentive
Plan) during the term of his employment.

     Under the terms of the Severance Agreements, if an executive who has entered into a Severance Agreement (i) resigns for any reason during the last six months of the first year following the date of a change in control, (ii) resigns for "good reason" (as defined in the Severance Agreements) within the first 36 months following a change in control, or (iii) is terminated by the Company within 36 months following the date of a change in control, then the Company is obligated to provide the executive with certain payments and benefits. Such payments and benefits that the Company is obligated to provide to the executive include (A) payment of a lump sum amount equal to the sum of three times the executive's annual base salary plus three times the executive's bonus (as described in the Severance Agreement), (B) payment of a lump sum supplemental pension benefit amount, (C) payment of a pro-rated bonus for the year during which such executive's employment is terminated, (D) continued participation in the Company's group insurance plans, at the Company's expense, until the expiration of three years following the change in control (or the date of the executive's death, if earlier), (E) senior executive level outplacement services, and (F) "gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax incurred by the executive, if any, under Section 4999 of the Code; provided, however, that if payment of such excise tax could be avoided by reducing total payments under the Change in Control Agreement by $50,000 or less, the total amount of such payments shall be reduced to the level necessary to ensure that no excise tax shall be paid. In addition, under the terms of the Severance Agreements, all stock options previously granted to the executive shall become fully exercisable upon a change in control, and shall remain exercisable until the earlier of the first anniversary following such change in control or the date such options would have otherwise expired by their terms, and any right of the Company to repurchase shares subject to the executive's options shall lapse in full.

     The Severance Agreements entered into by the executives do not supersede the respective employment agreements entered into by such executives, except to the extent that severance pay and benefits provided under the Severance Agreements are greater than under the applicable employment agreement. Likewise, the Severance Agreements do not supersede any respective stock option agreements entered into by such executives, except to the extent that the applicable Severance Agreement provides for earlier exercisability or a longer post-termination exercise period than under such stock option agreement.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for reviewing and approving the compensation policies and programs for the Company's executive officers including the Company's officers named in the Summary Compensation Table. The Compensation Committee consists of members of the Board of Directors, who are all independent non-employee directors and have no interlocking relationships as defined by the Securities and Exchange Commission. The members were chosen because of their business backgrounds and to ensure that the interests of the shareholders are being served in all matters of executive compensation. This report covers the actions of the Committee regarding the compensation of the executive officers for 1997 and prospectively for 1998. The Committee does not intend to award any options, restricted shares or stock appreciation rights to any executive officer named in the Summary Compensation Table during 1998.

COMPENSATION PHILOSOPHY

     The main tenants of the Company's compensation philosophy are:

          (1) Base salaries at the median of comparable companies that generate value from the management of substantial assets;

          (2) Competitive annual incentives based on company and individual performance; and

          (3) Granting of stock options in order to align the interests of the executives and shareholders.

ST. JOE INCENTIVE PLAN

     In reviewing performance for 1997 to determine appropriate performance-based bonuses, the committee used a discretionary process. The key factors the committee considered in making their determination was the progress the Company had made in developing a business plan; building an executive team to lead the Company into the future; and the completion of significant transactions. Given the Company's progress toward these objectives bonuses, ranging from approximately 50% to 60% of base salary, were paid to the executive officers.

     In February 1998 the Committee advised the Board that the Committee had adopted a formal evaluation process to set bonuses for 1998. The 1998 Plan is split between quantitative financial measures and more qualitative strategic measures. The committee intends to evaluate the performance of all eligible employees utilizing this criteria in determining the amount of bonus which may be payable in 1998.

CEO COMPENSATION

     Mr. Rummell was appointed Chairman and CEO of the Company on January 7, 1997. The Compensation Committee used the compensation philosophy described above to determine Mr. Rummell's compensation. Based upon these same criteria the Committee recommended, and the Board approved an increase in base salary from $600,000 to $630,000 (5%) effective January 1, 1998.

     Pursuant to the Rummell Agreement, the Company has granted Mr. Rummell an option to purchase 4,043,520 shares of the Company's Common Stock under the St. Joe Corporation 1997 Stock Incentive Plan. The exercise price of the options is $19.14 per share, which was equal to the closing price of the Company's Common Stock on the day preceding the execution of the Rummell Agreement. The exercise price was adjusted equitably as a result of a partial liquidation distribution to the Company's shareholders on March 25, 1997 (option numbers have been restated to reflect a 3-for-1 split of the Company's Common Stock on January 12,
1998). The option becomes exercisable in equal installments on the first five anniversaries of the date of grant, but the entire option becomes exercisable in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or in the event that the Company is subject to a change in control. In the event that the Company terminates Mr. Rummell's employment because of his disability, the option shall become exercisable to the extent that it would have become exercisable during the 12 months immediately following such termination had Mr. Rummell's employment continued. The option expires 10 years after the date of grant (or two years after Mr. Rummell's death, if earlier).

     Under the Rummell Agreement, the Company has also granted Mr. Rummell 201,861 restricted shares of its Common Stock under the 1997 Incentive Plan (restricted share numbers have been restated to reflect a 3-for-1 split of the Company's Common Stock on January 12, 1998). The restricted shares are intended to compensate Mr. Rummell for the value of the stock options he forfeited upon resigning his position with his former employer, based on the closing prices of the two companies' Common Stock on the day preceding the execution of the Rummell Agreement. The restricted shares vest in equal installments on the first five anniversaries of the date of grant but the entire award vests in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or disability (as defined in the Rummell Agreement), or in the event that the Company is subject to a change in control. If Mr. Rummell's employment terminates for any other reason, he forfeits any restricted shares that have not vested.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the company's tax deduction to $1,000,000 for compensation paid to the CEO and the four most highly compensated executive officers who are executive officers as of the last day of the applicable year. Exceptions are made, however, for "performance-based" compensation.

     The annual incentive plan in place for 1998 will not satisfy the 162(m) requirements for performance-based compensation. The Committee views the potential loss of tax deductibility for these awards as not material. The Committee retains the discretion to pay non-deductible compensation if it believes that it would be in the best interest of the company and its shareholders.

         Submitted by the Compensation Committee
           John D. Uible, Chairman
           John J. Quindlen
           Frank S. Shaw, Jr.

                              PERFORMANCE GRAPH(1)

     The following performance graph compares the Company's cumulative shareholder returns for the period February 26, 1993 through February 27, 1998 assuming $100 invested on February 26, 1993 in the Company's common stock, in the Russell 1000 Index and in the Wilshire Real Estate Securities Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(2)

        MEASUREMENT PERIOD               ST. JOE                             WILSHIRE REAL
      (FISCAL YEAR COVERED)            CORPORATION     RUSSELL 1000 INDEX       ESTATE
2/93                                              100                100                 100
2/94                                              136                105                 104
2/95                                              151                109                  92
2/96                                              155                144                 101
2/97                                              197                176                 128
2/98                                              260                233                 140

---------------

(1) The Company has used the Standard & Poor's Paper and Forest Products Index to compare shareholder return in the past. With the sale of the Company's linerboard mill and container plants in 1996, the company believes a real estate index is a more appropriate measure.
(2) $100 invested on 2/26/93 in stock or index including reinvestment of dividends.

                              CERTAIN TRANSACTIONS

     Jacob C. Belin and Winfred L. Thornton are trustees of the Trust and also serve as directors of the Company and FECI.

     On May 1, 1997, the Company entered into consulting agreements with Mr. Belin and Mr. Thornton (the "Consulting Agreements"). Pursuant to the Consulting Agreements, Messrs. Belin and Thornton will advise and counsel the Company on various corporate matters at the request of the Chairman and Chief Executive Officer. The Consulting Agreements provide that Messrs. Belin and Thornton will receive annual compensation of $100,000 and $112,000, respectively, and will be reimbursed for expenses actually incurred up to $10,000.00 per year.

     The Nemours Foundation and the Company rent office space from one of the company's subsidiaries at rates approximating market rentals.

     On February 24, 1998, the Board elected Charles A. Ledsinger, Jr. President and Chief Operating Officer of the Company.

     On November 21, 1997, the Company announced the withdrawal of its outstanding offer to purchase all outstanding FECI Common Stock not owned by the Company at $102 per share.

     Mr. Zellers declined an invitation to be renominated as a Director of the Company.

     On November 3, 1997, the Finance Committee of the Board approved the purchase of Riverside Golf Management Company ("Riverside"). In attendance at the meeting was Mr. Uible, who advised the Committee that he had an outstanding loan to Steve Melnyck, the sole shareholder of Riverside. The Committee unanimously approved the transaction which resulted in St. Joe acquiring all of Riverside's stock in exchange for Company stock. Mr. Uible recused himself from discussion and voting. Mr. Uible also advised the Company that he had an option to buy up to 10% of the Riverside stock which he intended to exercise. Mr. Uible and Mr. Melnyck have reached an agreement whereby Mr. Melnyck has delivered 5,270 shares of Company stock to Mr. Uible to satisfy all outstanding obligations.

                                 PROPOSAL NO. 2

                   APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

     HISTORY OF THE PLAN. The Company's 1998 Stock Incentive Plan (the "1998 Incentive Plan") was adopted by the Board of Directors in February of 1998. It became effective on February 24, 1998, subject to the approval of the shareholders. The Board of Directors may amend or terminate the Incentive Plan at any time and for any reason. Amendments require the approval of the Company's shareholders only to the extent provided by applicable laws, regulations or rules.

     The key provisions of the 1998 Incentive Plan are summarized below. This summary, however, is not intended to be a complete description of all terms of the Incentive Plan. A copy of the plan text will be furnished to any shareholder upon request. Such a request should be directed to Robert M. Rhodes, Secretary, The St. Joe Company, 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.

     ADMINISTRATION AND ELIGIBILITY. The 1998 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee also selects the individuals who receive awards, determines the size of any award and establishes any vesting or other conditions. Employees and non-employee directors of the Company are eligible to participate in the Incentive Plan, although incentive stock options may be granted only to employees.

     FORM OF AWARDS. The 1998 Incentive Plan provides for awards in the form of restricted shares, stock appreciation rights or options. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares may be required to pay the par value of such restricted shares to the Company.

     RESTRICTED SHARES. Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied Restricted shares have the same voting and dividend rights as other shares of Common Stock.

     OPTIONS. Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an option cannot exceed 10 years, and the exercise price must be equal to or greater than the fair market value of the Common Stock on the date of grant. As of March 31, 1998, the closing price of the Company's Common Stock on the New York Stock Exchange Composite Transactions Report was
$          per share.

     The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee, including (without limitation) a full-recourse promissory note or the surrender of shares of Common Stock or restricted shares already owned by the optionee. The Compensation Committee may likewise permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company. The Incentive Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker selected by the Company, who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender holds the shares as security and extends credit for up to 50% of their market value. The loan proceeds are paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee is required to pay the deficiency to the Company at the time of exercise.

     The Committee may at any time offer to buy out an outstanding option for cash or give an optionee the right to surrender his or her option for cash.

     STOCK APPRECIATION RIGHTS. A Stock Appreciation Right entitles the Recipient, upon exercise, to receive in cash an amount equal to the difference between the Fair Market Value of a Common Share on the date of grant ("Base Value") and the Fair Market Value of a Common Share on the date the Stock Appreciation Right is exercised. Each Award of a Stock Appreciation Right may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Appreciation Rights Agreement. The Stock Appreciation Rights Agreement shall also specify the term of the Stock Appreciation Right; provided that the term of a Stock Appreciation right shall in no event exceed 10 years from the date of grant. A Stock Appreciation Rights Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Appreciation Rights or thereafter, that all or part of such Stock Appreciation Rights shall become vested in the event that a Change in Control occurs with respect to the Company. The Committee may at any time, at such terms and conditions as it determines, buyout a Stock Appreciation Right for a payment in Common Shares (which may or may not include Restricted Shares), Stock Options and cash for any fractional Common Share. The value of such combination of Stock Options, cash and Common Shares may not exceed the difference between Base Value and Fair Market Value of a Common Share on the date of such buyout. The Committee may, at its discretion, use Options with an Exercise Price below Fair Market Value on date of grant to buyout Stock Appreciation Rights. If Options are used to buyout Stock Appreciation Rights, the Exercise Price of these Options will not be lower than the Exercise Price of the Stock Appreciation Rights that are being bought out.

     VESTING CONDITIONS. As noted above, the Compensation Committee determines the number of restricted shares, stock appreciation rights or options to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the length of the recipient's service, his or her individual performance, the Company's performance or other appropriate criteria. Vesting may be accelerated in the event of the recipient's death, disability or retirement or in the event of a change in control with respect to the Company.

     For purposes of the 1998 Incentive Plan, the term "change in control" means generally that (i) any person or group, other than the Alfred I. duPont Testamentary Trust (the "Trust"), and the Nemours Foundation (the

"Foundation"), acquires 30% or more of the outstanding voting stock of the Company and the Trust and the Foundation no longer own more voting stock than such person or group, (ii) the Company is a party to a merger or similar transaction as a result of which the Company's shareholders own 50% or less of the surviving entity's voting securities or (iii) shareholders other than the Trust and the Foundation cause a change of 50% or more in the composition of the Board of Directors in a contested election of directors. For purposes of the Incentive Plan, no "change in control" can occur as long as the combined ownership of the Trust and the Foundation exceeds 50% of the Company's outstanding voting stock.

     MODIFICATION OF AWARDS. The Compensation Committee is authorized, within the provisions of the Incentive Plan, to amend the terms of outstanding restricted shares, to modify or extend outstanding options, to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options, or to convert outstanding stock appreciate rights to options.

     GRANTS TO NON-EMPLOYEE DIRECTORS. Members of the Company's Board of Directors who are not employees of the Company may receive option grants under the Incentive Plan. The exercise price of all options that may be granted to non-employee directors is equal to the market value of Common Stock on the date of grant.

     NUMBER OF RESERVED SHARES. The total amount of restricted shares, stock appreciation rights and options available for grant under the 1998 Incentive Plan is 1 million (subject to anti-dilution adjustments). If any restricted shares, stock appreciate rights or options are forfeited, or if options terminate for any other reason prior to exercise, then they again become available for awards. No individual may receive stock appreciate rights options covering more than .5 million shares in any calendar year (subject to anti-dilution adjustments). The Company has entered into an Agreement with the Trust in which the Company has agreed that it will grant only Stock Appreciation Rights under the 1998 Incentive Plan for a period of one year from the date of approval of the 1998 Incentive Plan by the shareholders. Under the Agreement, the Stock Appreciation Rights can be converted to options after one year from the date of approval of the 1998 Incentive Plan. After May 12, 1999, any Stock Appreciation Rights previously awarded can be converted to options, and the restrictions described in this Paragraph will be released.

     Awards under the 1998 Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits what will be received in the future by participants in the Incentive Plan or the benefits that would have been received by such participants if the Incentive Plan had been in effect in 1997. To date, the following options have been granted under the Incentive Plan (subject to shareholder approval):

                               NEW PLAN BENEFITS

                           1998 STOCK INCENTIVE PLAN

                                                               NUMBER OF SHARES
GROUP                                                         COVERED BY OPTIONS
-----                                                         ------------------
All Current Executive Officers as a Group...................           -0-
All other participants......................................        15,000

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and fair market value of Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Incentive Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company is not entitled to a deduction in connection with a disposition of options shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1998 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION

     On February 24, 1998, the Board adopted a Resolution Recommending the Company's Articles of Incorporation be Restated and Amended. PLEASE READ THIS SECTION OF THE PROXY STATEMENT, TOGETHER WITH THE EXHIBIT REFERENCED BELOW AND ATTACHED HERETO, CAREFULLY BEFORE VOTING ON THIS PROPOSAL.

     The Company's existing Articles of Incorporation consist of four (4) documents:

          (1) the Agreement of Merger of St. Joe Dock and Terminal Railway and St. Joe Paper Company dated November 1, 1961 (the "1961 Articles");

          (2) the Amendment filed in 1990 increasing the number of authorized shares to 60,000,000 (the "1990 Amendment");

          (3) the Amendment filed in 1996 changing the name of the Company from St. Joe Paper Company to St. Joe Corporation (the "1996 Amendment"), and

          (4) The Amendment filed in 1998 increasing the number of authorized shares to 180,000,000 (the "1998 Amendment").

     For the following reasons, the Board is recommending the Articles be Restated and Amended:

          (1) The 1961 Articles contain a description of corporate purpose that does not accurately reflect the Company's present business;

          (2) Existing Florida law has modified corporate powers and responsibilities not reflected in the existing Articles; and

          (3) Consolidating the Articles into a single document will facilitate use and avoid confusion.

          (4) In order to remedy an inconsistency between the Company's Bylaws and the 1961 Articles, and to provide for a smaller, more accountable, manageable Board, the Articles should be amended to provide the Board shall consist of not less than 9 nor more than 15 members. The 1961 Articles provide for not less than 11 nor more than 17 Directors. The Company's Bylaws provide for not less than 9 nor more than 15 members. The shareholders have previously elected less than 11 members. For example, in 1997 the shareholders elected 9 Directors. This Amendment to the Articles will clarify, ratify and memorialize previous shareholder action.

          (5) The Company's Bylaws provide that special meetings of shareholders can be called by shareholders owning one-third or more of the Company's outstanding stock. The Florida Business Corporation Act authorizes the shareholders to establish the minimum percentage of shareholders required to call a special meeting of the shareholders between ten percent and fifty percent. If the minimum percentage exceeds ten percent, it must be set by the shareholders in the Articles of Incorporation. In order to remedy the inconsistency between the Company's Bylaws and state law, and to enhance Company accountability to shareholders, the minimum percentage of shareholders required to call a special meeting should be set at thirty percent.

     The following is a summary of the recommended changes:

          (1) The Articles are amended to provide the name of the Company is changed from St. Joe Corporation to The St. Joe Company;

          (2) The address of the principal office is changed to reflect its current location;

          (3) The number of authorized shares is confirmed at 180,000,000 shares;

          (4) The name and address of the Company's Registered Agent is changed to reflect the current name and address;

          (5) The Articles are amended to provide the Board of Directors shall consist of not less than 9 nor more than 15 members.

          (6) The Articles are amended to provide that special meetings of the shareholders can be called by stockholders owning thirty percent or more of the Company's outstanding stock.

     A copy of the Amended and Restated Articles is attached to hereto as Appendix A. Copies of the 1961 Articles, the 1990 Amendment, the 1996 Amendment and the 1998 Amendment will be furnished to any shareholder upon request. Such request should be directed to Robert M. Rhodes, Secretary, The St. Joe Company, 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.

     RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED ARTICLES.

                                 PROPOSAL NO. 4

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick L.L.P. to audit the consolidated financial statements for the Company for the 1998 fiscal year.

     The firm of KPMG Peat Marwick L.L.P. has been Company's Accountant of record since August, 1990. It is expected that a representative of KPMG Part Marwick L.L.P. will be present at the Annual Meeting to answer shareholders's questions and will be given an opportunity to make a statement.

     RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD RECOMMENDS THE SHAREHOLDERS VOTE FOR RATIFICATION OF KPMG PEAT MARWICK. L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE 1998 FISCAL YEAR.

                             SHAREHOLDER PROPOSALS

     Each year, the Board of Directors submits to the shareholders at the Annual Meeting certain proposals. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the 1999 Annual Meeting Proxy Statement must be submitted in writing and must be received by the Company no later than January 4, 1999. Any such proposals, as well as any questions related thereto, should be directed to the Corporate Secretary.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting comes, it is the intention of the persons named in the accompanying Proxy to vote pursuant to the Proxy in accordance with their judgment in such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          --------------------------------------
                                                     Robert M. Rhodes
                                            Senior Vice President and General
                                                         Counsel

Dated April 11, 1998.

                              RESTATED AND AMENDED
                           ARTICLES OF INCORPORATION
                                       OF
                              THE ST. JOE COMPANY

     Pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act, the undersigned corporation pursuant to a resolution duly adopted by its Board of Directors, adopts the following restated and amended articles of incorporation.

                                    AMENDED
                                   ARTICLE I
                                      NAME

     The name of the corporation ("Corporation ") is The St. Joe Company.

                                   ARTICLE II
                                    DURATION

     The duration of the Corporation is perpetual.

                                  ARTICLE III
                                PRINCIPAL OFFICE

     The street address of the principal office of the Corporation is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.

                                   ARTICLE IV
                                     STOCK

     The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time is one hundred eighty million (180,000,000) shares having no par value per share, all of which shall be common voting stock of the same class. All shares of common stock issued shall be fully paid and non-assessable. The Corporation shall have the right to issue fractional shares.

                                   ARTICLE V
                          REGISTERED OFFICE AND AGENT

     The street address of the Corporation's registered office is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207. The registered agent for the Corporation at that address is Robert M. Rhodes.

                                    AMENDED
                                   ARTICLE VI
                                   DIRECTORS

     The number of Directors of the Corporation shall be not less than nine (9) nor more than fifteen (15).

     The names and addresses of the Board of Directors who, subject to the Bylaws of the Corporation and the laws of Florida, shall hold office until the next annual meeting of the Shareholders of the Corporation or until their successors are elected and have been duly qualified, are:

NAME                                                     ADDRESS
----                                                     -------
Michael L. Ainslie.........................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
Jacob C. Belin.............................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
Russell B. Newton, Jr......................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
John J. Quindlen...........................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
Walter L. Revell...........................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
Peter S. Rummell...........................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
Frank S. Shaw, Jr..........................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
Winfred L. Thornton........................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207
John Uible.................................  1650 Prudential Drive, Ste. 400
                                             Jacksonville, Florida 32207

                                  ARTICLE VII
                      CALL OF SPECIAL SHAREHOLDER MEETINGS

     Special meetings of shareholders may be called at any time for any purpose by the holders of thirty percent (30%) of the Corporation's issued and outstanding shares.

                                  ARTICLE VIII
                               RESTATED ARTICLES

     The restated articles of incorporation primarily restate and integrate the provisions of the Corporation's articles of incorporation as previously amended, and also contain certain amendments, specifically designated as Amended which were adopted pursuant to the Florida Statutes. There is no discrepancy between the Corporation's articles of incorporation as previously amended and the provisions of the restated articles of incorporation other than the inclusion of certain updated information and amendments, adopted pursuant to the Florida Statutes, changing the Corporation's name, establishing the number of Directors, and setting the minimum percentage of shareholders necessary to call a special meeting of shareholders.

     IN WITNESS WHEREOF, these Restated and Amended Articles of Incorporation have been executed this day of May, 1998.

                                          The St. Joe Company

                                          By:
                                            ------------------------------------
                                                      Robert M. Rhodes
                                              Senior Vice President & General
                                                           Counsel

State of Florida

County of Duval

     The foregoing instrument was acknowledged before me this      day of May,
1998, by Robert M. Rhodes, as Senior Vice President & General Counsel of the St. Joe Company, a Florida corporation, on behalf of the Corporation.

                                          --------------------------------------
                                          Notary Public

                                                                        APPENDIX
                                     PROXY

                              ST. JOE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 1998.

     The undersigned having received Notice of Annual Meeting and Proxy Statement dated April 11, 1998, appoints Peter S. Rummell as Proxy with full power of substitution to represent the undersigned and to vote all shares of common stock of St. Joe Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on Tuesday, May 12, 1998, at 10:30 a.m. Eastern Daylight Savings Time, at the Davis Gallery in the Times-Union Center for the Performing Arts, 300 West Water Street, Jacksonville, Florida, or at any continuance thereof, with discretionary authority as provided in the Proxy Statement.

     Please mark your vote as indicated in the example.

     This Proxy will be voted as directed. If no direction is made, it will be voted "For" the proposals set forth on this card. The Board of Directors recommends a vote "For" the following proposals:

--------------------------------------------------------------------------------

             (Continued and to be dated and signed on reverse side)

                             (Continued from front)

1.  ELECTION OF DIRECTORS

    Nominees: Michael L. Ainslie, Jacob C. Belin, Russell B. Newton, Jr., John
J. Quindlen, Walter L. Revell, Peter S. Rummell, Frank S. Shaw, Jr., Winfred L. Thornton, John D. Uible

    [ ] FOR    [ ] WITHHELD    [ ] FOR, except vote withheld from the following
nominees

2.  APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

    See Proposal No. 2 in the Enclosed Proxy Statement for more information on the Plan.

   [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3.  APPROVAL OF RESTATED AND AMENDED ARTICLES OF INCORPORATION

    See Proposal No. 3 in the enclosed Proxy Statement for more information on the Restated and Amended Articles of Incorporation.

   [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

4.  RATIFICATION OF INDEPENDENT ACCOUNTANTS

   [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                                           X
                                            ------------------------------------

                                           X
                                            ------------------------------------

                                           Date
                                               ---------------------------------

                                           Please sign exactly as your name
                                           appears on shares. Joint owners
                                           should each sign. When signing as a
                                           fiduciary or for an estate, trust,
                                           corporation, or partnership, your
                                           title or capacity should be stated.